SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (the “Sublease”) is made this 1st day of April, 2014 (the “Effective Date”), by and between LANSAL, INC., a Massachusetts corporation having a principal place of business located at 134 Avocado Street, Springfield, Massachusetts (hereinafter referred to as the “Sublessor”) and DINEINFRESH INC. (d/b/a “Plated”), a Delaware corporation having a principal place of business located at 627 Broadway, 9th Floor, New York, New York 10014 and, after May 1, 2014, 36 Cooper Square, 6th Floor, New York, New York 10013 (hereinafter referred to as the “Sublessee”).

WHEREAS, the Sublessor is a tenant under a Lease dated May 10, 2007 (the “Original Lease”) with LUNT 2500 SRG, LLC (hereinafter “Lunt”), as amended by a First Amendment to Lease dated September 5, 2007, for the premises located at 2500 Lunt Avenue, Elk Grove Village, Illinois, consisting of 21,361 rentable square feet and associated parking and loading areas (hereinafter the “Leased Premises”); and

WHEREAS, CRP-2 Chicago Infill II, LLC (hereinafter the “Landlord”) is the successor in interest of Lunt with respect to the Leased Premises and has entered into a Second Amendment to Lease with the Sublessor, dated June, 8, 2012 (the Original Lease, along with the subsequent amendments, hereinafter collectively referred to as the “Lease”, attached as Exhibit A and hereby incorporated by reference); and

WHEREAS, the Sublessee has requested that the Sublessor lease the Leased Premises to the Sublessee under terms as more particularly set forth herein; and

WHEREAS, the Sublessor has agreed to such a sublease specifically conditioned upon the execution of this Sublease; and

WHEREAS, Sublessee intends to utilize the Leased Premises for the warehouse, processing and logistics of food related products; and

WHEREAS, the Landlord has expressly consented to such a sublease.

NOW, IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sublessor and the Sublessee agree as follows:

1.	LEASED PREMISES – The Sublessor, by the execution of this Sublease, hereby leases to the Sublessee the Leased Premises, subject to the terms of this Sublease. Sublessee shall have access to the Leased Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year.

2.	TERM – The term of this Sublease shall commence on the Effective Date and terminate on August 31, 2015, unless extended in writing by both parties or terminated earlier as provided for herein.

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3.	RENT – The Sublessee shall pay to the Sublessor annual rent in the amount of one hundred and sixty thousand two hundred seven and 50/100 ($160,207.50) dollars per annum, such amount to be paid in equal monthly installments of thirteen thousand three hundred fifty and 63/100 ($13,350.63) dollars per month; provided that rental obligations for any partial month shall be prorated.

Rent shall be due on the first (1st) day of each month during the term of this Sublease. Sublessee shall pay a late fee equal to 5% of the outstanding rent due in the event any rent payment is received more than ten (10) days late.

Notwithstanding anything in this Sublease to the contrary, including without limitation Section 11(a), except as expressly provided in this Sublease, the rent set forth above (i.e., $13,350.63 per month) shall represent Sublessee’s sole monetary obligation under this Sublease and/or the Lease, including without limitation, payment of all rent, Tax Expense (as defined in the Lease), Insurance Expense (as defined in the Lease), additional rent, common charges, property taxes and other operating expenses.

4.	SECURITY DEPOSIT – Prior to the commencement of this Sublease, the Sublessee shall pay to the Sublessor a security deposit in the amount of thirteen thousand three hundred fifty and 63/100 ($13,350.63) dollars representing one (1) months rent. The aforesaid deposit shall be held in an interest bearing account with interest accruing in favor of the Sublessee. The Sublessee acknowledges and agrees that the Sublessor shall be entitled to access this deposit and utilize the funds therein, upon five (5) days’ written notice to Sublessee, solely in the event (i) the Sublessee defaults in any payment of rent during the term of this Sublease Agreement, and (ii) to repair damage caused by the Sublessee, with the exception of normal wear and tear, at the expiration of this Sublease Agreement, in each case, after any applicable notice or cure periods provided for under this Sublease. Sublessor shall provide Sublessee a statement of account with accompanying documentation within ten (10) days of utilizing any portion of the security deposit for a purpose stated hereinabove. The security deposit will be refunded to Sublessee within ten (10) days of the expiration of this Sublease.

5.	UTILITIES/WASTE - Sublessee shall be responsible for all utilities at the Leased Premises, including but not limited to electricity, natural gas, telephone, cable television, water/sewer, in addition to any deposits requested by any utility provider. Sublessee shall provide containers for trash and shall be solely responsible for disposal of its trash. Sublessor represents and warrants that it has not taken any act or made any omission which would in any way inhibit or prohibit Sublessee from obtaining said goods or services.

6.	DELIVERY OF LEASED PREMISES – The Sublessor shall deliver the Leased Premises (i) in good condition and repair, (ii) free from all defects, (iii) free hazardous materials, and (iv) in compliance with applicable laws. All heating, ventilating and air conditioning (HVAC) systems and all mechanical, plumbing and electrical systems, and all of the equipment currently therein, in each case shall be delivered in good working order. Sublessor shall leave all refrigeration, heating, ventilating and air conditioning (HVAC) systems, as well as the Sublessor’s compressed air system and racking currently at the Leased Premises for the use of the Sublessee.

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7.	REPAIRS AND MAINTENANCE – The Sublessee shall have the right to inspect all equipment and mechanical systems within the Leased Premises prior to taking possession and to that end, the Sublessor represents and warrants that as of the Effective Date, to the best of its knowledge, all of the equipment and mechanical systems are in good working order. The Sublessee shall be required to perform all repairs and maintenance to the Leased Premises, at Sublessee’s sole cost and expense, in accordance with the obligations of the Sublessor under the Lease, including, but not limited to, contracting with reputable service providers for the upkeep and maintenance of the refrigeration and HVAC systems, janitorial services, and landscaping and snow removal; provided, that Sublessor shall, at its sole cost and expense, perform the repair and maintenance obligations (or make the payments related thereto) set forth in Exhibit B and Sublessee shall not be responsible for any Major Repairs (as defined below).

Notwithstanding the foregoing, Sublessor represents and warrants that, pursuant to the Lease, Landlord, shall be responsible for all major repairs to the Leased Premises, including but not limited to: all structural maintenance, roof maintenance or replacement, and costs for replacement or maintenance to the refrigeration equipment in excess of $2,500.00 per occurrence (collectively, the “Major Repairs”).

8.	INDEMNIFICATION AND LIABILITY

(a) During the term of this Sublease, the Sublessee shall indemnify and hold the Sublessor harmless from any and all claims or injury to person or damaged property to the extent caused by any accident or happening on the Leased Premises which arises during the term of this Sublease, except to the extent caused by default or negligence of the Sublessor, or its agents, servants or employees.

(b) Except as specifically provided herein, Sublessor shall indemnify and hold the Sublessee harmless from any claims, losses, injuries or damages with respect to the Leased Premises, the condition thereof or Sublessee’s property situated therein to the extent caused by Sublessor’s gross negligence or willful misconduct. Sublessor shall not be liable for the failure by Landlord to keep and perform, according to the terms of the Lease, Landlord’s duties, covenants, agreements, obligations, restrictions, conditions and provisions, nor for any delay or interruption in Landlord’s keeping and performing the same. Sublessor hereby assigns to Sublessee, for so long as this Sublease shall be in force and effect, any and all rights of Sublessor under the Lease with respect to the Leased Premises and causes of action which Sublessor may have against Landlord with respect to the Leased Premises due to default by the Landlord under the Lease. At Sublessee’s request, Sublessor will cooperate with and join Sublessee in any claims or suits brought by Sublessee against Landlord under the Lease, provided that such participation shall be without cost or expense to the Sublessor.

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(c) The Sublessor shall indemnify and hold the Sublessee harmless from any and all claims or injury to person or damaged property by reason of any accident or happening on the Leased Premises which arose and/or are directly connected with the Sublessor’s occupancy of the Leased Premises prior to the Effective Date.

9.	TAXES - During the term of this Sublease, the Sublessor shall continue to pay to the Landlord, all “Tax Expense”, as such term is defined in Article IV (D) of the Lease.

10.	INSURANCE – During the term of this Sublease, the Sublessor shall continue to pay to the Landlord, all “Insurance Expense”, as such term is defined in Article IV(C) of the Lease. However, prior to the commencement of this Sublease, the Sublessee shall provide to the Sublessor satisfactory evidence of the following insurance coverage being in place:

(a)	Commercial general liability and property damage insurance coverage (broad form comprehensive general liability insurance), which policy shall include coverage for claims arising from bodily injury, personal injury and property damage occurring upon, in or about the Leased Premises, or the building and property as a result of Sublessee actions or omissions. The coverage shall be on an occurring basis and the combined single limits shall be no less than $2,000,000.00 and shall name Sublessor as additional insured;

(b)	Insurance covering all of Sublessee’s personal property and all equipment, fixtures, motors, machinery, furnishings, and furniture installed and owned by Sublessee and used in connection with the Leased Premises insured against loss or damage on a comprehensive all risk basis;

(c)	Any other insurance as the Landlord may reasonably require, or as otherwise required by law.

11.	Assumption of Obligations; Exclusion

(a)	Sublessee agrees to assume and perform, according to the terms of the Lease, all of the duties, covenants, agreements and obligations of the Sublessor under the Lease, as and when required by the Lease, with respect to the Leased Premises, except Sublessor’s duty to make rent or other payments to Landlord, or as otherwise provided in this Sublease. Sublessee further agrees to keep and obey, according to the terms of the Lease, all of the rules, restrictions, conditions and provisions which pertain to the Leased Premises and are imposed by the terms of the Lease upon Sublessor with respect to the Leased Premises. Sublessee agrees that it will take good care of the Leased Premises, and will commit no waste, and will not do, suffer, or permit to be done any intentional damage to the same. It is hereby understood and agreed that Sublessee’s rights to use, possess and enjoy the Leased Premises are subject to the terms, conditions, rules and regulations of the Lease and the rights and remedies of Landlord thereunder. Sublessee agrees to indemnify Sublessor against, and to hold Sublessor harmless from any liability, damages, costs or expenses of any kind, including court costs and reasonable attorneys’ fees, to the extent resulting from any failure by Sublessee to perform, keep and obey the terms of this Sublease or, as applicable, the requirements of the Lease as expressly imposed upon Sublessee hereunder. Any such failure by Sublessee to perform, keep and obey the same shall be a default by Sublessee hereunder.

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(b)	Sublessor agrees to indemnify Sublessee against, and to hold Sublessee harmless from any liability, damages, costs or expenses of any kind, including court costs and reasonable attorneys’ fees, to the extent resulting from any failure by Sublessor to perform, keep and obey the terms of this Sublease or the requirements of the Lease. Any failure by Sublessor to perform, keep and obey the same shall be a default by Sublessor hereunder.

12.	Termination of Lease. It is understood and agreed by and between the parties hereto that the existence of this Sublease is dependent and conditioned upon the continued existence of the Lease, and in the event of the cancellation or termination of the Lease, the reason other than the voluntary act or default of Sublessor thereunder, this Sublease shall be automatically terminated; provided, however, that this provision shall not be deemed to release Sublessor of liability if the Lease is canceled or terminated by reason of a default by Sublessor as tenant under the Lease, which default did not result from a default by Sublessee thereunder. Sublessor shall have no liability to Sublessee if the Lease is canceled or terminated by reason of a default by Sublessee hereunder, or by reason of any condemnation or destruction of the Leased Premises.

13.	Relationship of Parties - This Sublease does not and shall not create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between Sublessor and Sublessee, except that of sublessor and sublessee.

14.	Alterations, Improvement - No alteration, additions or improvements in or upon the Leased Premises shall be made by Sublessee without except in accordance with the terms of the Lease; provided that Sublessee may make any decorative or superficial alterations to the Leased Premises without the consent of Landlord or Sublessor. All alterations, additions and improvements shall be made in accordance with applicable building codes and laws, and in accordance with the terms of the Lease. Upon the termination of this Sublease, all such alterations, additions, improvements (except personal property, business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Sublessee) shall be and remain part of the Leased Premises and shall not be removed by Sublessee unless such removal is required by the Lease, in which case Sublessee shall remove the same and restore the Leased Premises to the same condition as of the Effective Date, reasonable wear and tear excepted.

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Personal property, business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Sublessee shall be and remain the property of Sublessee and may be removed by Sublessee at any time during the term hereof when Sublessee is not in default hereunder, and in any event, shall be removed on or before the expiration of the term hereof. Sublessee shall repair any damage caused by such removal. Sublessee covenants and agrees to indemnify Sublessor against, and hold Sublessor harmless from, all liens, whether for labor or materials to the extent arising as a result of alterations, additions, repairs or improvements to the Leased Premises made by Sublessee during the term of this Sublease. Sublessor covenants and agrees to indemnify Sublessee against, and hold Sublessee harmless from, all liens, whether for labor or materials to the extent arising as a result of alterations, additions, repairs or improvements to the Leased Premises made by Sublessor prior to the Effective Date.

15.	DEFAULT AND TERMINATION - If the rent or other monetary payment referred to herein, or any part thereof, whether the same be demanded or not, shall remain unpaid for a period of five (5) days from the date when due hereunder; or if any other term, condition or covenant of this Sublease, express or implied on the part of the Sublessee to be kept or performed, shall be violated or neglected, and if Sublessee shall fail to cure the same within thirty (30) days from the date of written notice from Sublessor to Sublessee specifying the violation; or if the Leased Premises or Sublessee’s interest therein shall be taken on execution or other process of law; or in the event of the bankruptcy, receivership, insolvency, liquidation, dissolution or similar proceedings with respect to the Sublessee, or if Sublessee shall enter into a general assignment for the benefit of creditors; or if any default under the Lease shall occur with respect to the Sublessee or the performance by the Sublessee of any of its covenants and obligations under the Sublease, then and in any of said cases, Sublessee shall be deemed in DEFAULT, and Sublessor shall have the following rights and remedies against Sublessee (in addition to all other rights and remedies provided by law or in equity): to (i) terminate this Sublease, (ii) to cure or attempt to cure the default, whereupon Sublessee shall within ten (10) days of demand from Sublessor, reimburse Sublessor for all reasonable costs thus reasonably expended, and (iii) to re-enter and take possession of the Leased Premises, and to remove any property therein, without liability for damage to, and without the obligation to store such property but may store same at Sublessee’s expense. In the event of such re-entry, Sublessor may re-let the Leased Premises, or any part thereof, from time to time, in the name of the Sublessor or Sublessee, without further notice, for such term or terms, on such conditions and for such uses and purposes as Sublessor, in its sole discretion, may determine, and Sublessor may collect and receive all rents derived therefrom and apply the same, after deduction of all appropriate expenses (including broker’s, consultant’s and attorneys’ fees, if incurred, and the expenses of putting the property in leasable condition), to the payment of the rent and other sums payable hereunder, Sublessor remaining liable for any deficiency. Sublessor shall not be liable or responsible for any failure to re-let the Leased Premises or any part thereof, or for failure to collect any rent connected therewith. The exercise by Sublessor of any remedy shall not preclude any subsequent or simultaneous exercise of any other remedy.

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If Sublessor fails to perform any of its obligations under this Sublease, including without limitation, Sublessor’s obligation (i) to maintain the Leased Premises in accordance with the Lease and Section 7 hereof, (ii) to pay all Tax Expense in accordance with the Lease and Section 9 hereof, and (iii) to pay all Insurance Expense in accordance with the Lease and Section 10 hereof, then in any such case, Sublessee may perform such obligation, and in addition to any other remedy Sublessee may have at law or under this Sublease, Sublessee shall be entitled to offset the cost thereof from its future rental obligations to Sublessor hereunder. The foregoing shall not in any event be deemed a waiver by Sublessee of Sublessor’s obligations hereunder.

16.	Title and Possession - Sublessor covenants, agrees and represents that it has full right and authority to enter into this Sublease for the full term hereof; that Sublessor is not in default under the Lease and that Sublessee, subject to the provisions of the Lease and upon paying the rent provided herein and upon performing the duties, covenants, obligations and agreements hereof and upon keeping and obeying all of the restrictions, conditions and provisions hereof, will have, hold and enjoy quiet possession of the Leased Premises, free from claim of persons claiming by or through Sublessor for the term herein granted but subject to all of the duties, covenants, agreements, obligations, restrictions, conditions and provisions set forth or incorporated herein.

17.	Damage, Destruction or Condemnation - In the event of damage or destruction of the Leased Premises or the taking of all or any part thereof under the power of eminent domain, this Sublease shall terminate if the Lease is terminated as a result thereof, and the rent payable hereunder shall abate only as long as and to the extent that the rent due from Sublessor to Landlord under the Lease with respect to the Leased Premises abates as a result thereof. Sublessee shall have no claim to insurance or condemnation proceeds (other than moving expenses or a taking of or damage to Sublessee’s fixtures or personal property other than its leasehold interest in the Leased Premises).

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18.	LANDLORD ESTOPPEL – Sublessor hereby represents that the Lease is in full force and effect, and best of Sublessor’s knowledge on the Effective Date, there exists no default nor state of facts which with notice and/or the passage of time would constitute a default thereunder on the part of the Sublessor or the Landlord.

In addition to the foregoing, the Sublessor shall use its best efforts to obtain an Estoppel Certificate executed by the Landlord upon reasonable request and notice from the Sublessee.

19	NoticeS - Any notice or communication required or permitted to be given or served by either party hereto upon the other shall be deemed given or served in accordance with the provisions of this Sublease when mailed by United States registered or certified mail, return receipt requested, or delivered to a nationally recognized overnight courier, postage prepaid, properly addressed as follows:

If to Sub-lessor:	Matthew Morse, President
LANSAL, INC.
134 Avocado Street
Springfield, MA 01104

With a copy to:	KENNETH J. ALBANO, ESQ.
Bacon Wilson, P.C.
33 State Street
Springfield, MA 01103

If to Sub-lessee:	DINEINFRESH, INC.
(at the applicable address set forth in the
preamble of this Agreement)

With a copy to:	THE GIANNUZZI GROUP, LLP
411 W. 14th St., 4th Fl.
New York, NY 10014
Attn: Nicholas L. Giannuzzi, Esq.

Each mailed notice or communication shall be deemed to have been given to, or served upon, the party to which addressed two days following the date on which the same is deposited in the United States registered or certified mail, return receipt requested, postage prepaid, or the date on which the same is delivered by overnight courier. Any party hereto may change its address for the service of notice hereunder by serving written notice hereunder upon the other party hereto, in the manner specified above, at least ten (10) days prior to the effective date of such change.

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20.	USE – During the term of this Sublease, the Sublessee shall use the Leased Premises for food processing, manufacturing and storage of food products, warehousing and all other lawful uses. Sublessor represents and warrants that such use is permitted by the certificate of occupancy for the Leased Premises.

21.	ENTIRE AGREEMENT – This Sublease and the Lease contain the entire and exclusive agreement between the parties, and supersedes and terminates all prior or contemporaneous arrangements, understandings and agreements, whether oral or written, with respect to its subject matter. This Sublease may not be amended or modified, except by writing executed by the Sublessor and the Sublessee.

22.	Waiver - No provision of this Sublease shall be deemed to have been waived unless such waiver is in writing signed by the party charged with such waiver. A waiver by Sublessor of any default, breach or failure of Sublessee under this Sublease shall not be construed as a waiver of any subsequent or different default, breach or failure.

23.	Successors or Assigns - All of the terms, covenants, provisions and conditions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

24.	ASSIGNMENT – The Sublease herein shall not be assigned by either party without the prior written consent of both parties; provided, that Sublessor shall not unreasonably withhold, condition or delay its consent to the assignment by Sublessee to its successor in interest in connection with a sale of all or substantially all of its assets, sale of voting control, or merger.

25.	GOVERNING LAW -This Sublease shall be governed by and interpreted in accordance with the laws of the State of Illinois.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the undersigned have executed this Sublease Agreement as of the day and year first above written.

LANSAL, INC., Sublessor

	By:	/s/ Matthew D. Morse
Witness		Matthew D. Morse, Its President

STATE OF ILLINOIS

County of ___________________.

This instrument was acknowledged before me on March___, 2014 by Matthew D. Morse as President of Lansal, Inc.

Notary Public
My Commission Expires:

DINEINFRESH INC., Sublessee

	By:	/s/ Joshua B. Hix
Witness		Name: Joshua B. Hix
Its: Secretary

STATE OF ILLINOIS

County of ___________________.

This instrument was acknowledged before me on March___, 2014 by ___________________________________________ as _________________________of DineInFresh Inc.

Notary Public
My Commission Expires:

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LANDLORD’S CONSENT AND AGREEMENT

The undersigned Landlord, CRP-2 Chicago Infill II, LLC, as more particularly identified in a certain Second Amendment to Lease Agreement dated June 8, 2012, is the successor in interest to Lunt 2500 SRG, LLC, Lessor of the Leased Premises under a certain Lease Agreement dated May 10, 2007 (as amended) between the Lunt 2500 SRG, LLC and Tenant (Sublessor), and hereby expressly consents to this Sublease between the Sublessor and Sublessee and agrees to be bound by the terms and conditions herein. The undersigned Landlord hereby further acknowledges, represents, warrants, and covenants as follows:

(i) the Lease is in full force and effect and, to its knowledge, there are no defaults under the Lease by Sublessor or any events which given the passage of time would constitute a default under the Lease by Sublessor;

(ii) Sublessor has paid all sums due and owing under the Lease in full as of the date hereof, and for the remainder of the term of the Lease, there are no assessments or other charges due under the Lease for Major Repairs or other capital improvements;

(iii) Landlord shall provide Sublessee with prompt written notice of any termination of the Lease;

(iv) in the event of any default under the Lease by Sublessor, Landlord shall provide Sublessee with prompt written notice of the same and provide Sublessee an reasonable opportunity to cure the same (provided that, Sublessee shall have no obligation to cure the same);

(v) Landlord acknowledges that in the event of any conflict of inconsistency between the attached Sublease and the Lease the terms of the Sublease shall govern and control.

Witness	CRP-2 Chicago Infill II, LLC

STATE OF ILLINOIS

County of ___________________.

This instrument was acknowledged before me on February___, 2014 by __________________________________________ as _________________________of CRP-2 Chicago Infill II, LLC.

Notary Public
My Commission Expires:

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Exhibit B

Sublessor Repair and Maintenance

In addition to any other obligations set forth in the attached Sublease, the Sublessor shall have the following repair and maintenance obligations with respect to the Leased Premises:

1.	The Sublessor shall split with the Sublessee (on a 50/50 basis) the cost incurred by Sublessee in connection with the concrete resurfacing of process room (provide that the Sublessor shall not be obligated to expend more than $10,000 in total).

2.	The Sublessor shall be responsible for the final exterior cleaning of the Leased Premises (including, without limitation, removal of cardboard, trash, etc) prior to the Effective Date.

3.	The Sublessor shall be responsible for fixing the clogged condensor drain, exterior dock sump-pump and existing mechanical issues prior to the Effective Date.

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